EXHIBIT 11.2
                                                                    ------------


NEXEN INC.
COMPUTATION OF EARNINGS PER SHARE - U.S. GAAP
FOR THE YEAR ENDED DECEMBER 31, 2002

(Amounts in Cdn$ millions except per share amounts)

                                                                              2002                              2001        2000
                                                ------------------------------------------------------------ ----------  ----------
                                                  QUARTER 1   QUARTER 2   QUARTER 3   QUARTER 4     ANNUAL     ANNUAL      ANNUAL
                                                ------------------------------------------------------------ ----------  ----------
Net income available to common stockholders
      (U.S. GAAP)                                       $42         $79        $134         $97        $352       $365        $522
                                                ------------------------------------------------------------ ----------  ----------
BASIC
-----
      Weighted average number of common
          shares outstanding (thousands)              121.5       122.3       122.8       123.0       122.4      120.7       125.0

BASIC EARNINGS PER SHARE                              $0.35       $0.65       $1.09       $0.79       $2.88      $3.03       $4.17
                                                ============================================================ ==========  ==========
DILUTED
-------
      Weighted average number of common
          shares outstanding                          121.5       122.3       122.8       123.0       122.4      120.7       125.0

      Net additional shares issuable pursuant
          to stock options:
              Issuable on exercise                      5.8         8.4         8.1         4.8         8.1        4.7         5.5
              Re-purchasable from proceeds             (4.5)       (6.3)       (6.4)       (3.9)       (6.7)      (3.3)       (3.7)
                                                ------------------------------------------------------------ ----------  ----------

      Net dilutive effect of stock options              1.3         2.1         1.7         0.9         1.4        1.4         1.8
                                                ------------------------------------------------------------ ----------  ----------

      Adjusted number of common shares                122.8       124.4       124.5       123.9       123.8      122.1       126.8

DILUTED EARNINGS PER SHARE                            $0.34       $0.64       $1.08       $0.78       $2.84      $2.99       $4.12
                                                ============================================================ ==========  ==========